                                                                    EXHIBIT 99.1
DATE:         October 15, 1999

FROM:                                               FOR:
Padilla Speer Beardsley Inc.                        Tower Automotive, Inc.
224 Franklin Avenue West                            4508 IDS Center
Minneapolis, Minnesota 55404                        Minneapolis, Minnesota 55402

John Mackay (612) 871-8877                          Scott Rued (612) 342-2310

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES INCREASED REVENUES, OPERATING INCOME AND NET INCOME FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 1999

         MINNEAPOLIS, October 15 -- Tower Automotive, Inc. (NYSE: TWR), today announced increased operating results for the third quarter and nine months ended September 30, 1999.

         For the third quarter of 1999, revenues were $536 million, a 20 percent increase, compared with $445 million in the 1998 period. Operating income increased 20 percent to $48 million versus $40 million reported last year. Net income for the third quarter of 1999 was $24 million, or 44 cents per diluted share outstanding, versus $18 million, or 36 cents per diluted share, in the comparable 1998 period.

         For the nine months ended September 30, 1999, revenues were $1,565 million, a 14 percent increase, compared with $1,368 million in the same period for 1998. Operating income rose 29 percent to $161 million from $125 million reported last year. Net income for the nine months ended September 30, 1999 was $84 million, or $1.52 per diluted share outstanding, versus $61 million, or $1.18 per diluted share, in the comparable 1998 period.

         In commenting on third-quarter and nine-months results, Dugald K. Campbell, president and chief executive officer of Tower Automotive, said, "Strong sales growth for the quarter and the first nine months of 1999 continues to provide solid contributions resulting in increases in both gross and operating margins compared with a year ago. During the quarter, the company experienced significant launch activity including new platform launches on the Ford Excursion, Focus and Lincoln LS/Jaguar S Type, Toyota Camry and Tundra, Nissan Xterra and the new Quad Cab Dakota based on the Chrysler Durango/Dakota platforms. Traditional excess costs normally incurred during launch were mitigated by continued operating improvement."

                                     (more)

         On July 29, 1999, the company acquired all of the outstanding common stock of Active Tool & Manufacturing Co., Inc., and its affiliate, Active Products Company ("Active"). Net consideration paid for the acquisition was approximately $305 million. Active is a leading North American producer of large structural stampings and assemblies, including Class A exposed metal surfaces. Active's primary customers include DaimlerChrysler, Ford, General Motors and Saturn.

          Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for original equipment manufacturers of automobiles including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.

                                     (more)
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                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                       Three Months Ended                   Nine Months Ended
                                                          September 30,                        September 30,
                                                 ----------------------------------    -------------------------------
                                                    1999                1998              1999               1998
                                                 --------------      --------------    ------------       ------------
Revenues                                         $      536,152      $      444,851    $  1,565,404       $  1,367,854

Cost of sales                                           453,851             377,862       1,316,627          1,166,822
                                                 --------------      --------------    ------------       ------------

  Gross profit                                           82,301              66,989         248,777            201,032

Selling, general and administrative
    expenses                                             29,382              24,003          76,386             65,968

Amortization expense                                      4,451               3,461          11,642             10,034
                                                 --------------      --------------    ------------       ------------

  Operating income                                       48,468              39,525         160,749            125,030

Interest expense, net                                    10,642               8,620          25,171             33,230
                                                 --------------      --------------    ------------       ------------

  Income before provision for
     income taxes                                        37,826              30,905         135,578             91,800

Provision for income taxes                               15,130              12,362          54,231             36,722
                                                 --------------      --------------    ------------       ------------

  Income before equity in earnings of
    joint ventures and minority interest                 22,696              18,543          81,347             55,078

Equity in earnings of joint ventures                      3,664               2,342          10,959              9,013

Minority interest - dividends on trust
    preferred securities, net                            (2,619)             (2,619)         (7,861)            (3,259)
                                                 --------------      --------------    ------------       ------------
Net income                                       $       23,741      $       18,266    $     84,445       $     60,832
                                                 ==============      ==============    ============       ============

Basic earnings per common share                  $         0.50      $         0.40            1.80               1.32
                                                 ==============      ==============    ============       ============

Basic shares outstanding                                 47,081              46,236          46,871             46,174
                                                 ==============      ==============    ============       ============

Diluted earnings per common share                $         0.44      $         0.36            1.52               1.18
                                                 ==============      ==============    ============       ============
Diluted shares outstanding                               64,099              63,355          64,010             58,445
                                                 ==============      ==============    ============       ============

                                                      (more)

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                              (AMOUNTS IN THOUSANDS)

                                                                        September 30,          December 31,
                             Assets                                          1999                  1998
------------------------------------------------------------------     -----------------      ----------------
                                                                         (unaudited)
Current assets:
       Cash and cash equivalents                                       $           1,067      $          3,434
       Accounts receivable                                                       359,362               239,888
       Inventories                                                               115,863                76,913
       Prepaid tooling and other                                                  99,011               115,859
                                                                       -----------------      ----------------
             Total current assets                                                575,303               436,094
                                                                       -----------------      ----------------

Property, plant and equipment, net                                             1,047,872               821,873
Restricted cash                                                                        -                 2,677
Investments in joint ventures                                                    220,902               209,625
Goodwill and other assets, net                                                   654,651               465,898
                                                                       -----------------      ----------------
                                                                        $      2,498,728      $      1,936,167
                                                                       =================      ================

            Liabilities and Stockholders' Investment
------------------------------------------------------------------
Current liabilities:
       Current maturities of long-term debt and capital
       lease obligations                                               $           6,303      $         18,191
       Accounts payable                                                          245,620               214,194
       Accrued liabilities                                                       158,337                96,773
                                                                       -----------------      ----------------
             Total current liabilities                                           410,260               329,158
                                                                       -----------------      ----------------

Long-term debt, net of current maturities                                        710,012               316,579
Obligations under capital leases, net of current maturities                       23,246                25,770
Convertible subordinated notes                                                   200,000               200,000
Deferred income taxes                                                              3,510                20,376
Other noncurrent liabilities                                                     193,148               178,738
                                                                       -----------------      ----------------
          Total noncurrent liabilities                                         1,129,916               741,463
                                                                       -----------------      ----------------

Mandatorily redeemable trust convertible preferred securities                    258,750               258,750

Stockholders' investment:
       Common stock                                                                  471                   463
       Warrants to acquire common stock                                            2,000                 2,000
       Additional paid-in capital                                                435,710               426,471
       Retained earnings                                                         261,879               177,434
       Accumulated other comprehensive income (loss)                                (258)                  428
                                                                       -----------------      ----------------
             Total stockholders' investment                                      699,802               606,796
                                                                       -----------------      ----------------
                                                                       $       2,498,728      $      1,936,167
                                                                       =================      ================

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